Exhibit 99.1

Nightfood Holdings, Inc. (dba TechForce Robotics) Announces Strategic Joint Development Agreement with Oncotelic Therapeutics

Temecula, CA – April 6, 2026 – Nightfood Holdings, Inc., (OTCQB:NGTF) doing business as TechForce Robotics, Inc., (“TechForce” or the “Company”), today announced the execution of a Joint Development, Manufacturing, and Licensing Agreement with Oncotelic Therapeutics, Inc., (OTCQB:OTLC), a biotechnology and artificial intelligence-driven pharmaceutical platform company.

This strategic collaboration brings together TechForce Robotics’ advanced robotics engineering capabilities with Oncotelic’s proprietary AI-Enhanced technologies to jointly develop and commercialize AI-Enhanced, GMP-compliant robotic systems designed for pharmaceutical manufacturing and laboratory automation environments.

Unlocking New Opportunities in Biopharma Automation

The agreement represents an initial step in TechForce Robotics’ expansion into high-value, regulated industries, including biopharmaceutical manufacturing. By combining complementary expertise in robotics, automation, and AI-Enhanced pharmaceutical processes, the companies intend to develop integrated solutions aimed at improving operational efficiency, regulatory compliance, and scalability in pharmaceutical production environments.

“This partnership reflects our continued focus on deploying intelligent automation into complex, highly regulated industries,” said a spokesperson for TechForce Robotics. “We are pleased to collaborate with Oncotelic and believe their experience in biotechnology and AI-Enhanced platforms provides a foundation for this joint development effort.”

Highlighting Leadership Experience

Dr. Vuong Trieu, Chief Executive Officer of Oncotelic, brings decades of experience in oncology, drug development, and artificial intelligence applications in pharmaceutical innovation. Dr. Trieu has been involved in advancing multiple therapeutic and technology platforms and has contributed to the development and commercialization of novel healthcare solutions.

TechForce Robotics believes that the leadership and domain expertise of Dr. Trieu and his team enhance the strategic alignment of this collaboration and support its long-term development objectives.

About TechForce Robotics

TechForce Robotics, Inc., a wholly-owned subsidiary of the Company, is an AI-Enhanced service-robotics and automation company focused on developing, deploying, and scaling autonomous robotic solutions for hospitality, foodservice, and commercial applications. Through a vertically integrated platform that combines proprietary robotics technology, real-world operating environments, and scalable manufacturing, TechForce is accelerating the adoption of automation across multiple industries.

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is an emerging robotics company focused on deploying AI-powered automation across multiple industries. Hospitality is the Company’s initial sector of entry, where its Robotics-as-a-Service (RaaS) platform addresses repetitive, labor-intensive, and operationally constrained tasks. Nightfood’s long-term vision is to expand into additional verticals requiring similar automation solutions, delivering scalable robotics that improve efficiency, reliability, and revenue generation.

About Oncotelic Therapeutics

Oncotelic Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of oncology and immunotherapy products. The Company’s mission is to address high-unmet-need cancers and rare pediatric indications with innovative, late-stage therapeutic candidates.

In addition to its directly owned and developed drug pipeline, Oncotelic benefits from the robust portfolio of inventions created by its CEO, Dr. Vuong Trieu, who has filed over 500 patent applications and holds 75 issued U.S. patents. Beyond its internal programs, the Company also licenses and co-develops select drug candidates through joint ventures. Currently, Oncotelic owns 45% of GMP Bio, a joint venture under Dr. Trieu’s leadership and guidance, which is advancing its own pipeline of drug candidates that further complement and strengthen Oncotelic’s strategic position in oncology and rare disease therapeutics.

Forward-Looking Statements

This press release contains “forward-looking statements” and “forward-looking information”. This information and these statements, which can be identified by the fact that they do not relate strictly to historical or current facts, are made as of the date of this press release or as of the date of the effective date of information described in this press release, as applicable. The forward-looking statements herein relate to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects,” “anticipates,” “plans,” “projects,” “estimates,” “envisages,” “assumes,” “intends,” “strategy,” “goals,” “objectives” or variations thereof or stating that certain action events or results “may,” “can,” “could,” “would,” “might,” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) and include, without limitation, statements with respect to projected financial targets that the Company is looking to achieve. All forward-looking statements are based on current beliefs as well as various assumptions made by and information currently available to the Company’s management team. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that estimates, forecasts, projections, and other forward-looking statements will not be achieved or that assumptions do not reflect future experience. We caution any person reviewing this press release not to place undue reliance on these forward-looking statements as several important factors could cause the actual outcomes to differ materially from the beliefs, plans, objectives, expectations, anticipations, estimates, assumptions, and intentions expressed in such forward-looking statements. These risk factors may be generally stated as the risk that the assumptions and estimates expressed above do not occur. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by Company or on behalf of the Company except as may be required by law.

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